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                                                                    EXHIBIT 99.1
Contact:

          Philip Ranger                               Howard Kalt
          Inference Corporation                       Kalt, Rosen & Chase, Inc.
          415-893-7275                                415-397-2686
          philip.ranger@inference.com                 kalt@krc-ir.com


                      Inference Corporation Announces 4th
                                   Quarter,
                               Year-End Results

Novato, Calif. (February 24, 2000)--Inference Corporation (NASDAQ: INFR) reported that total revenues for the fourth quarter ended January 31, 2000 were $5.5 million, a 38% decrease from revenues of $8.9 million during the same quarter last year. Loss from operations for the quarter was $4.2 million, compared to operating income of $700,000 in the same quarter last year. The net loss for the quarter amounted to $4.0 million, or $0.52 per share, as compared to net income of $900,000, or $0.12 per share (fully diluted), a year ago.

     Product revenues from Americas operations were $1.2 million, a 66% decrease from $3.5 million during the same quarter last year. International product revenues were $1.2 million, a 40% decrease from $2.0 million a year earlier.

     During the quarter, Al Schallop resigned as vice president-Americas Operations to pursue other business interests. His resignation was not related to the corporate realignment as previously stated in the press release, entitled "Inference Announces Corporate Realignment " dated Thursday February 3, 2000.

     For the full fiscal year, Inference reported total revenues of $22.9 million, a 26% decrease from revenues of $31.1 million in fiscal 1999. Loss from operations for fiscal 2000 was $13.6 million, compared to a loss from operations of $3.0 million a year earlier. The net loss for fiscal 2000 was $12.7 million, or $1.70 per share, compared to a net loss of $1.9 million, or $0.27 per share, a year earlier.
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     "We believe the decline in revenues is over and that we should begin seeing the fruits of recent changes and new products now available to our customers", said Charles Jepson, president and chief executive officer. "We are turning the corner through the people, partners and resources we have added, the more than $10 million we have invested in product development, and the company-wide realignment to focus on markets that we announced earlier this month."

     He indicated that the company's previously announced realignment into two independent operating units--k-Commerce Sales Division to focus on dot.com e-tailing and k-Commerce Support Enterprise Division to focus on web-based customer service and support--will enable each to compete more intensely by placing their sales and marketing teams closer to the customer niches they serve.

     "As a result, our priorities for fiscal 2001 are to grow revenues substantially in both the sales and support segments and to reach breakeven in the k-Commerce Support Enterprise business by mid-year. We expect that our other businesses will be in the investment mode for the foreseeable future," Jepson said.

About Inference Corporation

     Inference Corporation (NASDAQ: INFR) is a leading provider of software and services that deliver personalized one-to-one sales, service and support over the Web. Its k-Commerce(TM) Sales e-merchandising software helps e-tailers know their Web visitors, anticipate their needs and target offers to turn lookers into buyers. In addition, k-Commerce(TM) Support Enterprise, the company's e-service and support product, guides customers to solutions through an easy exchange of questions and answers regardless of how they contact you. Both products ensure highly personalized customer experience to build long-term customer relationships.

     Headquartered in the San Francisco Bay Area, with international headquarters near London, England, Inference supports its customers from offices throughout North America and Europe through a global professional services organization. For further information, contact Inference at 415-893-7200, send an e-mail to info@inference.com or visit www.inference.com.
                                         -----------------

The Inference logo, k-Commerce and the k-Commerce logo are trademarks of Inference Corporation in the United States and other countries. All other company names and products are trademarks or registered trademarks of their respective companies.

                                     # # #

In addition to historical information contained herein, this news release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward looking statements. Factors that could cause or contribute to differences in the final results include, but are not limited to, timeliness of new k-Commerce product releases, fluctuations in quarterly operating results, the size and timing of customer orders for product licenses, changes in the competitive marketplace, market acceptance and customer demand for k-Commerce product offerings, risks of entering markets in which the company has limited or no prior experience and the potential loss of key employees. Fourth quarter financial results are not an indication of future results. Further information on potential factors that may affect future results are discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission.
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                             INFERENCE CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              [Amounts in thousands, except net income per share]
                                  [unaudited]

                                                       Three Months ended          Year ended
                                                           January 31,              January 31,
                                                       ------------------   ----------------------
                                                         2000      1999        2000         1999
                                                       -------    -------    -------     ---------
Revenues:
   Products.......................................     $ 2,354    $ 5,543    $ 9,857      $ 17,648
   Services.......................................       3,180      3,366     13,091        13,446
                                                       -------    -------   --------      --------
Total revenues....................................       5,534      8,909     22,948        31,094
Operating  costs and expenses:
   Cost of revenues - products....................         267        177      1,011           788
   Cost of revenues - services....................       1,618      1,682      6,533         6,859
   Product development............................       1,893      1,385      7,449         5,245
   Sales and marketing............................       4,157      4,114     16,165        15,392
   General and administrative.....................       1,021        839      3,817         3,940
   Acquistion related.............................           0          0        677             0
   Amortization of intangible assets..............          61          0        183             0
   Restructuring..................................         672          0        672         1,855
                                                       -------    -------   --------      --------
Total operating costs and expenses................       9,689      8,197     36,507        34,079
                                                       -------    -------   --------      --------
Income (loss) from operations.....................      (4,155)       712    (13,559)       (2,985)
Interest income and other, net....................         128        212        846         1,165
                                                       -------    -------   --------      --------
Income (loss) before income taxes.................      (4,027)       924    (12,713)       (1,820)
Provision for income taxes........................           0          0          0           100
                                                       --------   -------   --------      --------
Net income (loss).................................     $(4,027)   $   924   $(12,713)     $ (1,920)
                                                       =======    =======   =========     ========
Net income (loss) per share:
      Basic.......................................     $ (0.52)   $  0.13   $  (1.70)     $  (0.27)
                                                       =======    =======   ========      ========
      Diluted.....................................     $ (0.52)   $  0.12   $  (1.70)     $  (0.27)
                                                       =======    =======   ========      ========
Shares used in computing net
   income (loss) per share:
      Basic.......................................       7,760      6,913      7,469         7,146
                                                       =======    =======   ========      ========
      Diluted.....................................       7,760      7,685      7,469         7,146
                                                       =======    =======   ========      ========

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                             INFERENCE CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                           [Amounts in thousands]
                                 [unaudited]

                                                                 January 31,       January 31,
                                                                    2000              1999
                                                                 -----------       -----------
ASSETS
------
Current assets:
    Cash and cash equivalents .................................  $ 17,244          $ 25,761
    Accounts receivable .......................................     4,299             7,063
    Other current assets ......................................     1,061               433
                                                                 ---------         ---------
                       Total current assets ...................    22,604            33,257

Property and equipment, net ...................................     1,858             1,607
Intangible assets, net ........................................       884                 0
Other assets ..................................................       470               511
                                                                 ---------         ---------
                                                                 $ 25,816          $ 35,375
                                                                 =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities:
    Accounts payable ..........................................   $ 1,134          $    819
    Accrued salaries and related items ........................     2,289             2,371
    Other accrued liabilities .................................     2,384             2,785
    Deferred revenue ..........................................     5,019             4,642
                                                                 ---------         ---------
                       Total current liabilities ..............    10,826            10,617

Shareholders' equity:
    Common stock ..............................................        78                70
    Additional paid-in capital ................................    49,308            46,328
    Accumulated deficit .......................................   (34,025)          (21,312)
    Cumulative foreign currency translation ...................      (371)             (328)
                                                                 ---------         ---------
                       Total shareholders' equity .............    14,990            24,758
                                                                 ---------         ---------
                                                                 $ 25,816          $ 35,375
                                                                 =========         =========